EXHIBIT 12.1

GST TELECOMMUNICATIONS, INC.
Ratio of Earnings to Fixed Charges

                                                                Thirteen
                                                 Year Ended      Months                Year Ended
                                                    Ended         Ended               September 30,
                                                  August 31,   September 30,
                                                    1993           1994        1995       1996        1997
                                                    ----           ----        ----       ----        ----
Fixed charges:
 Interest expense, including amortization of
   deferred financing costs                             0            27          838     21,224      37,665
 Capitalized interest                                   0             0          291      2,316      15,170
 Estimated interest on operating leases                16            84          288        500       1,127
 Preferred stock accretion                              0             0            0          0       2,969
                                                   ------        ------        -----      -----       -----

Total fixed charges                                    16           111        1,417     24,040      56,931
                                                   ======        ======        =====      =====       =====

Earnings:
 Loss before minority interest in income (loss)
   of subsidiaries and income taxes                  (822)       (2,987)     (13,513)   (60,632)   (111,823)
 Fixed charges excluding capitalized interest
   and preferred stock accretion                       16           111        1,126     21,724      38,792
                                                   ------        ------        -----      -----       -----

Total earnings                                       (806)       (2,876)     (12,387)   (38,908)    (73,031)
                                                   ======        ======        =====      =====       =====

Ratio of earnings to fixed charges                 (51.52)       (25.85)       (8.74)     (1.62)      (1.28)
                                                   ======        ======        =====      =====       =====

Insufficiency of earnings to cover fixed charges      822          2,987       13,804     62,948     129,962
                                                   ======        ======        =====      =====       =====

                                                          Three Months         Twelve Months
                                                       Ended December 31,     Ended December 31,

                                                        1996       1997        1997       1998
                                                        ----       ----        ----       ----
Fixed charges:
 Interest expense, including amortization of
   deferred financing costs                             5,434     18,948      51,179     101,648
 Capitalized interest                                   2,549      3,726      16,347      25,920
 Estimated interest on operating leases                   203        371       1,295       1,900
 Preferred stock accretion                                  0      3,145       6,114       6,861
                                                      -------    -------     -------     -------

Total fixed charges                                     8,186     26,190      74,935     136,329
                                                      =======    =======     =======     =======

Earnings:
 Loss before minority interest in income (loss)
   of subsidiaries and income taxes                   (22,687)   (38,271)   (127,407)   (154,690)
 Fixed charges excluding capitalized interest
   and preferred stock accretion                        5,637     19,319      52,474     103,548
                                                      -------    -------     -------     -------

Total earnings                                        (17,050)   (18,952)    (74,933)    (51,142)
                                                      =======    =======     =======     =======

Ratio of earnings to fixed charges                      (2.08)     (0.72)      (1.00)      (0.38)
                                                      =======    =======     =======     =======

Insufficiency of earnings to cover fixed charges        25,236     45,142     149,868     187,471
                                                      =======    =======     =======     =======